PNB FINANCIAL GROUP                             FOR ADDITIONAL INFORMATION CALL:
4665 MacArthur Court                   Doug Heller, Executive Vice President and
Newport Beach, CA 92660                                  Chief Financial Officer


                                 PRESS RELEASE

                     PACIFIC NATIONAL BANK REPORTS RECORD
                       SECOND QUARTER EARNINGS, UP 59%.


NEWPORT BEACH, California, July 13, 1998 - PACIFIC NATIONAL BANK'S (PNB) parent Company, PNB Financial Group (Nasdaq - PNBF), one of the industry's top performing banks, reported a 59% increase in second quarter 1998 net income over second quarter 1997. The Company reported Record net income of $1,836,000 for the three months ended June 30, 1998, an increase over the net income of $1,155,000 for the three months ended June 30, 1997. These earnings bring the Company's net income for the six months ended June 30, 1998 to a record $3,511,000 a 68% increase over the net income of $2,094,000 for the same period in 1997. Annualized, the first six month earnings equate to 25.9% return on average shareholder's equity (ROAE) and 2.9% return on average assets (ROAA). This compares to annualized ROAE for the six months ended June 30, 1997 and for the year ended December 31, 1997 of 21.0% and 23.5%, respectively.

"We are very proud of the hard work contributed by all of our employees which made this performance possible. We are seeing strong growth in all areas of the institution", stated Allen C. Barbieri, Pacific National's President and CEO. "It is easy to see why both Alex Sheshunoff Information Services, and SNL Securities, the industries top independent research firms, both rank PNBF as one of the top performing banking institutions in the country".

The Company's fully diluted earnings per share were $.63 and $1.23 for the three and six months ended June 30, 1998 compared to $.44 and $.79 cents for the same period in 1997. As of June 30, 1998, the Company's diluted book value was $10.81 per share. Per share and book value figures are based on shares outstanding after a fifteen percent (15%) stock dividend which was paid on April 15, 1998.

In addition, to the strong earnings, the Company's total assets increased 30% from $205.2 million at June 30, 1997 to $267.4 million at June 30, 1998. The increase in assets was primarily the result of increases in commercial loans, residential mortgage loans and deposits, as well as a significant decrease in nonperforming assets. Total commercial loans increased 17.9% from 107.4 million at June 30, 1997 to 126.5 million at June 30, 1998. The increase in loans and deposits is due in part to the strong economic growth in the Southern California market place. The Company's nonperforming assets dropped 64% from $4.5 million or 2.2% of total assets as of June 30, 1997, to $1.7 million or .6% of total assets as of June 30, 1998. At June 30, 1998, the Company's tier I and total risk weighted capital ratios were a solid 16.1% and 17.1% respectively, while its leverage capital ratio was a strong 11.7%.

PNB's residential mortgage loan department funded a record $391 million in residential mortgage loans during the three months ended June 30, 1998, a 48% increase over the same period in 1997. For the six months ended June 30, 1998 the bank funded $737 million in residential mortgage loans compared to $485 million in the same period in 1997. The residential mortgage division accounted for approximately 46% of the Company's profits during the six months ended June 30, 1998 compared to approximately 52% during the six months ended June 30, 1997.

Pacific National Bank operates three commercial business offices located in Newport Beach, Orange, and Beverly Hills. The Bank also operates an SBA Loan Department, a Financial Services Department, a Commercial Real Estate Lending Department, and a Construction Loan Department, all in Newport Beach, along with Residential Mortgage Loan Operations in Irvine, San Diego, and Walnut Creek with several other smaller satellite offices. On June 24, 1998, PNB Financial Group's stock was approved for listing and commenced trading on the Nasdaq National Market System under the symbol PNBF.

PNB FINANCIAL GROUP
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                 AS OF
            BALANCE SHEET               6/30/98        6/30/97
-------------------------------------  ---------      ---------
CASH & DUE FROM BANKS................  $  15,074      $  13,406      12.4%
INVESTMENT SECURITIES................     12,326          7,216      70.8%
FEDERAL FUNDS SOLD...................          0          8,000      N/A
MORTGAGE LOANS HELD FOR SALE.........    107,784         63,988      68.4%

PORTFOLIO LOANS......................    126,540        107,359      17.9%
LOAN LOSS RESERVE....................     (1,793)        (1,751)      2.4%
                                       ---------      ---------    -------
NET LOANS............................    124,747        105,608      18.1%

OTHER REAL ESTATE OWNED..............      1,093          3,184     -65.7%
INVESTMENT IN REIT...................      2,500              0      N/A
OTHER ASSETS.........................      3,884          3,763       3.2%

TOTAL ASSETS.........................  $ 267,408      $ 205,165      30.3%
                                       =========      =========

CUSTOMER DEPOSITS....................  $ 208,326      $ 171,538      21.4%
BROKERED DEPOSITS....................     22,000          9,481     132.0%
                                       ---------      ---------
TOTAL DEPOSITS.......................    230,326        181,019      27.2%

SHORT-TERM BORROWING.................      4,250            328    1195.7%
OTHER LIABILITIES....................      3,543          2,729      29.8%
                                       ---------      ---------
TOTAL LIABILITIES....................    238,119        184,076      29.4%

TOTAL EQUITY.........................     29,289         21,089      38.9%

TOTAL LIABILITIES & EQUITY...........  $ 267,408      $ 205,165      30.3%
                                       =========      =========


                                            FOR THE THREE                                 FOR THE SIX
                                            MONTHS ENDED                                  MONTHS ENDED
                                               JUNE 30,                %                    JUNE 30,                %
        AVERAGE BALANCE SHEET            1998           1997         CHANGE           1998           1997         CHANGE
-------------------------------------  ---------      ---------      ------         ---------      ---------      ------
CASH & DUE FROM BANKS................  $  10,940      $  12,798      -14.5%         $  12,861      $  12,277        4.8%
INVESTMENT SECURITIES................      7,504          7,279        3.1%             7,444          7,314        1.8%
FEDERAL FUNDS SOLD...................     11,288          3,922      187.8%             6,554          5,909       10.9%
MORTGAGE LOANS HELD FOR SALE.........     90,041         59,419       51.5%            90,209         54,235       66.3%

PORTFOLIO LOANS......................    122,801        104,664       17.3%           120,120        103,941       15.6%
LOAN LOSS RESERVE....................     (1,611)        (1,721)      -6.4%            (1,612)        (1,785)      -9.7%
                                       ---------      ---------      ------         ---------      ---------       -----
NET LOANS............................    121,190        102,943       17.7%           118,508        102,156       16.0%

OTHER REAL ESTATE OWNED..............      1,428          3,791      -62.3%             1,163          3,896      -70.1%
INVESTMENT IN REIT...................      2,500              0        N/A              2,500              0        N/A
OTHER ASSETS.........................      4,776          3,600       32.7%             4,158          3,494       19.0%

TOTAL ASSETS.........................  $ 249,667      $ 193,752       28.9%         $ 243,397      $ 189,281       28.6%
                                       =========      =========                     =========      =========

CUSTOMER DEPOSITS....................  $ 183,211      $ 161,989       13.1%         $ 182,102      $ 159,049       14.5%
BROKERED DEPOSITS....................     32,472          6,167      426.5%            26,296          5,640      366.2%
                                       ---------      ---------                     ---------      ---------
TOTAL DEPOSITS.......................    215,683        168,156       28.3%           208,398        164,689       26.5%

SHORT-TERM BORROWING.................      1,718          2,513      -31.6%             5,318          2,243      137.1%
OTHER LIABILITIES....................      3,438          2,492       38.0%             2,527          2,361        7.0%
                                       ---------      ---------                     ---------      ---------
TOTAL LIABILITIES....................    220,839        173,161       27.5%           216,243        169,293       27.7%

TOTAL EQUITY.........................     28,828         20,591       40.0%            27,154         19,988       35.9%

TOTAL LIABILITIES & EQUITY...........  $ 249,667      $ 193,752       28.9%         $ 243,397      $ 189,281       28.6%
                                       =========      =========                     =========      =========

PNB FINANCIAL GROUP
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                FOR THE THREE                    FOR THE SIX
                                                MONTHS ENDED                     MONTHS ENDED
                                                   JUNE 30,           %            JUNE 30,            %
           INCOME STATEMENT                    1998       1997      CHANGE      1998       1997      CHANGE
--------------------------------------------------------------------------   ------------------------------
TOTAL INTEREST & FEE INCOME...............  $   5,047  $   3,926     28.6%   $   9,780  $   7,548     29.6%
TOTAL INTEREST EXPENSE....................      1,408        919     53.2%       2,727      1,833     48.8%
PROVISION FOR LOAN LOSSES.................        200        120     66.7%         350        195     79.5%
                                            ---------  ---------             ---------  ---------
NET INTEREST INCOME AFTER PROVISION.......      3,439      2,887     19.1%       6,703      5,520     21.4%

OTHER INCOME:
  SBA SALES PREMIUM.......................         56        117    -52.1%         204        237    -13.9%
  SERVICE CHARGES, FEE & OTHER............        446        359     24.2%         655        610      7.4%
                                            ---------  ---------             ---------  ---------
TOTAL OTHER INCOME........................        502        476      5.5%         859        847      1.4%

OTHER EXPENSES:
  SALARIES AND BENEFITS...................      1,036      1,129     -8.2%       1,993      2,240    -11.0%
  OCCUPANCY...............................        312        342     -8.8%         600        716    -16.2%
  OTHER EXPENSES..........................        943        912      3.4%       1,727      1,709      1.1%
                                            ---------  ---------             ---------  ---------
    TOTAL NONINTEREST EXPENSES............      2,291      2,383     -3.9%       4,320      4,665     -7.4%

INCOME FROM BANK OPERATIONS...............      1,650        980     68.4%       3,242      1,702     90.5%

RESIDENTIAL MORTGAGE LENDING:
  INCOME..................................      5,811      3,523     64.9%      10,513      6,658     57.9%
  EXPENSES................................      4,296      2,545     68.8%       7,702      4,783     61.0%
                                            ---------  ---------             ---------  ---------
INCOME FROM MORTGAGE OPERATION............      1,515        978     54.9%       2,811      1,875     49.9%

INCOME BEFORE INCOME TAXES................      3,165      1,958     61.6%       6,053      3,577     69.2%

INCOME TAXES..............................      1,329        803     65.5%       2,542      1,483     71.4%
                                            ---------  ---------             ---------  ---------
  NET INCOME..............................  $   1,836  $   1,155     59.0%   $   3,511  $   2,094     67.7%
                                            =========  =========             =========  =========
PER SHARE DATA
------------------------------------------
NET INCOME (BASIC)........................  $    0.67  $    0.46     45.7%   $    1.31  $    0.83     57.8%
NET INCOME (DILUTED)......................       0.63       0.44     43.2%        1.23       0.79     55.7%
BOOK VALUE................................      10.81       8.34     29.6%
MARKET VALUE, NASDAQ-PNBF.................      32.00      12.61    153.8%
COMMON SHARES OUTSTANDING (END OF PERIOD).  2,760,618  2,556,621             2,760,618  2,556,621
FULLY DILUTED AVERAGE SHARES OUTSTANDING..  2,906,796  2,657,604             2,860,494  2,655,556

KEY RATIOS & OTHER INFORMATION
------------------------------------------
RETURN ON AVERAGE ASSETS..................       2.94%      2.38%    23.4%        2.88%      2.21%    30.3%
RETURN ON AVERAGE EQUITY..................      25.66%     22.44%    14.4%       25.86%     20.95%    23.4%
MORTGAGE VOLUME...........................    390,939    264,801     47.6%     737,456    484,310     52.3%
MORTGAGE INCOME/VOLUME....................       0.39%      0.37%     4.9%        0.38%      0.39%    -1.5%
NONPERFORMING ASSETS......................      1,654      4,497    -63.2%
NONPERFORMING ASSETS/TOTAL ASSETS.........       0.62%      2.19%   -71.8%
LOAN LOSS RESERVE/TOTAL LOANS.............       1.42%      1.63%   -13.1%
EQUITY CAPITAL TO ASSETS..................      10.95%     10.28%     6.6%